EXHIBIT 23.3

CONSENT OF GEOLOGIST

Enwin Resources Inc.
Vancouver BC, Canada

I hereby consent to the use in this Registration Statement on Form SB-2 of my report relating to my initial recommendations for exploration of the Spring Lake Property, and in particular the Summer claims, located in Lac La Hache, British Columbia, Canada.

I also consent to the reference to me under the caption "Experts" in the Prospectus.

/s/ Derrick Strickland
Derrick Strickland B.Sc., MBA
Geologist

Vancouver, British Columbia
October 17, 2002, 2002